Ryder Names New Chief Financial Officer and
New President of its Fleet Management Solutions Business

Industry veteran John J. Diez named to top financial role;
Ryder operations leader Tom Havens appointed head of fleet business

MIAMI, May 6, 2021 — Ryder System, Inc. (NYSE: R), a leader in supply chain, dedicated transportation, and fleet management solutions, today announces the appointment of John J. Diez to executive vice president and chief financial officer (CFO). Mr. Diez succeeds Scott T. Parker, who resigned from his position to pursue other opportunities and will remain with Ryder through June 4, 2021 to ensure a smooth transition.

Mr. Diez, most recently president of Ryder’s Fleet Management Solutions (FMS) business, will oversee all of Ryder’s financial management functions including finance and accounting, treasury, tax, audit, corporate strategy, and investor relations.

During his 20-year tenure at Ryder, Mr. Diez has held a variety of senior operational and financial management roles with increasing responsibility. Prior to serving as president of Ryder’s FMS business, he was president of the company’s Dedicated Transportation Solutions (DTS) business unit where he led strong revenue growth and improved business returns. In addition, Mr. Diez has extensive industry and finance experience, having served as Ryder’s senior vice president of field finance, CFO for the FMS business segment, senior vice president of asset management, and assistant controller for the company. Prior to joining Ryder in 2002, Mr. Diez began his career in the audit practice of KPMG LLP. Mr. Diez is a licensed Certified Public Accountant.

As part of this organizational change, Tom Havens, most recently senior vice president and global chief of operations for the FMS business since 2012, has been named president of Ryder’s FMS business unit. With this promotion, Mr. Havens joins Ryder’s executive leadership team and reports to Ryder Chairman and Chief Executive Officer Robert E. Sanchez.

Mr. Havens is a 28-year veteran of Ryder. Over the course of his Ryder career, he has held a variety of positions of increasing responsibility, including head of operations for Ryder’s west region, general manager for FMS in Canada, vice president of asset management and vehicle sales, and numerous positions in the rental organization where he started as a rental representative in 1993.

“I am pleased we were able to fill these critically important and strategic roles with extremely talented business leaders from within the company,” says Mr. Sanchez. “Both John and Tom have strong track records in understanding the unique needs of our company, while delivering transformational finance and business performance results.”

“On behalf of Ryder, I would like to thank Scott for his passion and drive for our financial performance, positioning us well for the future,” adds Mr. Sanchez. “We wish him all the best in his future endeavors.”

NOTE: Headshots of Mr. Diez and Mr. Havens are available in the Ryder Newsroom and BusinessWire.

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About Ryder
Ryder System, Inc. (NYSE: R) is a leading logistics and transportation company. It provides supply chain, dedicated transportation, and fleet management solutions, including full service leasing, rental, and maintenance, used vehicle sales, professional drivers, transportation services, freight brokerage, warehousing and distribution, e-commerce fulfillment, and last mile delivery services, to some world’s most-recognized brands. Ryder provides services throughout the United States, Mexico, Canada, and the United Kingdom. In addition, Ryder manages nearly 235,000 commercial vehicles and operates more than 300 warehouses encompassing approximately 64 million square feet. Ryder is regularly recognized for its industry-leading practices in third-party logistics, technology-driven innovations, commercial vehicle maintenance, environmentally friendly solutions, corporate social responsibility, world-class safety and security programs, military veteran recruitment initiatives, and the hiring of a diverse workforce. www.ryder.com

Note Regarding Forward-Looking Statements: Certain statements and information included in this news release are "forward-looking statements" within the meaning of the Federal Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current plans and expectations and are subject to risks, uncertainties and assumptions. Accordingly, these forward-looking statements should be evaluated with consideration given to the many risks and uncertainties that could cause actual results and events to differ materially from those in the forward-looking statements including those risks set forth in our periodic filings with the Securities and Exchange Commission. New risks emerge from time to time. It is not possible for management to predict all such risk factors or to assess the impact of such risks on our business. Accordingly, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Media:	Investor Relations:
Amy Federman	Bob Brunn
(305) 500-4989	(305) 500-4053
afederman@rdyer.com	Bob_S_Brunn@ryder.com

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